Consent
       of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class C, and Class Y Shares' Prospectuses of Pioneer Floating Rate Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Floating Rate Fund; and to the incorporation by reference of our report, dated December 21, 2009, on the financial statements and financial highlights of Pioneer Floating Rate Fund in the Annual Report to the Shareowners for the year ended October 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-138560) of Pioneer Series Trust VI.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 22, 2010